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                                                                 Exhibit 10.10.1

                           AMENDED CHANGE IN CONTROL
                           -------------------------
                        EXECUTIVE SEVERANCE BENEFIT PLAN
                        --------------------------------


      The Change in Control Executive Severance Benefit Plan (the "Plan") adopted on June 1, 1994 is hereby amended on July 19, 1995 to read as follows:

SECTION I - PURPOSES:
--------------------

The purposes of this Plan are to:

(a) Assure the Company and its stockholders of continuity of management in the event of any actual or threatened Change in Control;

(b) Assure the Company and its stockholders that key executive employees of the Company will evaluate objectively whether a potential Change in Control is in the best interests of the stockholders; and
(c) Advance the interests of the Company and its stockholders by providing financial protection to selected key executive employees of the Company.

SECTION II - ELIGIBILITY:
------------------------

Persons eligible to participate in this Plan are those Executive officers, divisional officers, or key employees of the Company in good standing who shall be selected from time to time by the Executive Compensation and Stock Option Committee of the Board of Directors of the Company (the "Committee"), whose names are set forth in Schedule "A" attached hereto. In selecting the eligible Plan Participants,the Committee shall take into consideration such factors as it deems relevant in connection with accomplishing the
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purposes of the Plan. At the Company's request, each participant (the
"Participant") selected by the Committee shall execute a separate agreement with the Company ("Agreement") which will provide for the payment of benefits in accordance with the provisions of the Plan, as amended.


SECTION III - PLAN ADMINISTRATION:
---------------------------------

The Committee shall, from time to time, establish and modify rules for the administration of the Plan and the transaction of its business. Except as herein otherwise expressly provided, the Committee shall have the exclusive right to interpret the Plan and to decide any matters arising thereunder in connection with the administration of the Plan. The decisions and the records of the Committee shall be conclusive and binding upon the Company, its officers, employees and stockholders, Participants, and all other persons having any interest under the Plan.


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SECTION IV - REQUIREMENTS FOR BENEFITS:
--------------------------------------

The benefits shall be payable under the Plan or any Agreement only when there has been a Change in Control as set forth in Section V and, within one (1) year following the date of the Change in Control, the Participant has a Termination of Employment as described in Section VI. Participation in this Plan absent these events does not guarantee employment with the Company other than on an at-will basis.

SECTION V - CHANGE IN CONTROL:
-----------------------------

"Change in Control" shall:

(a) Mean a change in control of the Company of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as amended, in effect on the date of this Plan or if Item 5(f) is no longer in effect, any regulations issued by the Securities and Exchange Commission which serve similar purposes; or

(b) Be deemed to have occurred if any person, or group of persons acting together, becomes a beneficial owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities. "Person", for the purposes of this paragraph, shall mean an individual, a partnership, a corporation, an association, an unincorporated organization, a trust, or any other entity.

SECTION VI - TERMINATION OF EMPLOYMENT:
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(a)  For purposes of this Plan, "Termination of Employment" shall mean:

     (i) Termination by the Company of Participant's employment within one (1) year following the date of Change in Control for any reason other than death, disability, retirement, or Cause; or



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     (ii) Resignation by  Participant within one (1) year following the date of Change in Control because of certain adverse events as defined in the Plan. Such adverse events may include:

          (A) A material reduction in Participant's compensation, benefits, or perquisites;

          (B) A significant change in the nature or scope of the Participant's authorities and duties from those the Participant had with the Company immediately prior to the Change in Control;

          (C) The unreasonable relocation to a facility or office location from the location at which Participant was employed prior to such relocation, except in the event the Participant consents to such relocation; or

          (D)  The breach by the Company of any provision of this Plan.

(b) "Cause" shall mean (i) gross misconduct, (ii) willful and material breach of duties by the Participant, (iii) conviction of a felony, (iv) fraud or
     (v) repeated unexplained or unjustified absence.

(c) "Current Compensation" shall mean an amount equal to the greater of (i) Participant's highest annual compensation preceding the year in which the Termination of Employment occurs, (ii) Participant's annual compensation at any time during the year in which the Termination of Employment occurs or
     (iii) Participant's annual compensation on the date of Termination of Employment. Compensation computations shall include any prior year bonus payments, auto allowance payments, or other income as reported on Participant's form W-2.

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SECTION VII - BENEFIT:
---------------------

In the event of a Termination of Employment, as set forth in Section VI above, the Company shall pay to the Participant an amount equal to the following:

                               (a) For Named Executive Officers:
                                   ----------------------------
                                   one twelfth (1/12th) of
                                   current compensation for
                                   each full year (pro-rata for
                                   partial years) employee was
                                   employed by Company, payable
                                   within 10 days of termination;

                               (b) For Other Key Employees:
                                   -----------------------
                                   the greater of six (6) month's
                                   pay, or one twenty-fourth (1/24)
                                   of current compensation for
                                   each full year (pro-rata for
                                   partial years) employee was
                                   employed by Company, payable
                                   within 10 days of termination.

The Company shall not be obligated to provide Participant with any other compensation, (except the Company will at its expense be obligated to provide for health, dental, life and disability insurance benefits, at levels no less than those made available to participant before a change in control) unless otherwise agreed upon by the Company and Participant as may be set forth pursuant to the terms of an employment or severance agreement.

SECTION VIII - METHOD OF PAYMENT:
--------------------------------

The benefit determined to be payable to the Participant under Section VII of this Plan shall be paid in a lump sum cash payment (in U.S. Dollars) within ten
(10) business days after the Participant's  Termination of Employment.
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SECTION IX - NO DUTY TO SEEK EMPLOYMENT:
---------------------------------------

The Participant shall not be under any duty or obligation to seek or accept other employment after Termination of Employment. No benefit due the Participant hereunder shall be reduced or suspended if the Participant accepts subsequent employment.

SECTION X - WITHHOLDING OF TAXES:
--------------------------------

The Company may withhold from any amounts payable under this Plan all Federal, State, City, or other taxes as legally shall be required.

SECTION XI - SUCCESSORS OF THE COMPANY:
--------------------------------------

This Plan shall be binding upon the Company and any successor of the Company, including, without limitation, any corporation or other entity acquiring directly or indirectly all or substantially all of the assets of the Company whether by merger, consolidation, sale, or otherwise. Such successor shall thereafter be deemed the "Company" for the purposes of this Plan.

SECTION XII - VALIDITY:
----------------------

The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall continue in full force and effect.
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SECTION XIII - ARBITRATION:
--------------------------

Any dispute or controversy arising under or in connection with this Plan shall be settled exclusively by arbitration in accordance with the Voluntary Labor Arbitration Rules of the American Arbitration Association then in effect. The arbitrator's sole authority shall be to interpret or apply the provisions of this Plan; he shall not change, add to, or subtract from, any of its provisions. The arbitrator shall have the power to compel attendance of witnesses at the hearing. The arbitration award shall be final and binding and shall be the sole remedy for any claimed breach of this Plan. Judgement may be entered on the arbitrator's award in any court having jurisdiction, but neither party may otherwise resort to any court or administrative agency with respect to any dispute that is arbitrable under this section except for claims that the arbitrator has exceeded his jurisdiction. The expense of any arbitration shall be paid by the Company.

SECTION XIV - EFFECTIVE DATE AND GOVERNING LAW:
----------------------------------------------

This Plan shall be effective as of June 1, 1994 and shall be governed and construed in accordance with the laws of the State of Delaware. Any amendments to the Plan shall take effect on the day so approved by the Stock Option & Executive Compensation Committee of the Board of Directors.
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                               CHANGE IN CONTROL
                               -----------------
              EXECUTIVE SEVERANCE BENEFIT PLAN PARTICIPANTS(7/95)
              ---------------------------------------------------

Participant(s)                               Name        Position
--------------                               ----        --------

1. Named Executive Officers:                 D. Danko      President, CEO
                                             T. Carey      Sr. V.P.
                                             S. Busby      Sr. V.P.


2. Other Key Employees:                      K. Quigley    V.P.
                                             D. Penn       V.P.